                                                                EXHIBIT 99.16(a)


                    MINNESOTA MUNICIPAL BOND FUND CLASS A
              (3/27/92-7/31/92) AVERAGE ANNUAL AND TOTAL RETURNS


                                                  SINCE            SINCE
                                                INCEPTION        INCEPTION
                                                AVG ANNUAL         TOTAL
                                                  RETURN          RETURN*
                                                ---------        ---------
Initial Investment                              $1,000.00        $1,000.00
                                                ---------        ---------
Divided by Max. Offer. Price                        10.42
                                                ---------
Divided by Net Asset Value                                           10.00
                                                                 ---------
Equals Shares Purchased                             95.97           100.00
Plus Shares Acquired through
   Dividend Reinvestment                             1.91             1.97
                                                ---------        ---------
Equals Shares held
   at 7/31/92                                       97.88           101.97
Multiplied by Net Asset
   Value at 07/31/92                                10.58            10.58
                                                ---------        ---------
Equals Ending Redeemable
   Value at $1,000
   Investment (ERV) at 7/31/92                  $1,035.60        $1,078.80


Divided by $1,000 (P)                              1.0356           1.0788

Subtract 1                                         0.0356           0.0788

Expressed as a percentage
   equals the Aggregate Total
   Return for the Period (T)                        3.56%
                                                =========
Expressed as a percentage
   equals the Aggregate Total
   Return for the Period                                             7.88%
                                                                 =========
ERV divided by P                                   1.0356
Raise to the power of                               2.897
Equals                                             1.1067
Subtract 1                                         0.1067
Expressed as a percentage
   equals the Average
  Annualized Total Return                          10.67%
                                                =========

* Does not include sales charge for the period.

          30 DAYS STANDARDIZED YIELD FOR PERIOD ENDING JULY 31, 1992
                    MINNESOTA MUNICIPAL BOND FUND--CLASS A

Long term income generally based on yield to
   maturity times market value of each security             $   46,737.23

Plus short term income accrued for the past
   thirty days                                                     425.92
                                                            -------------
Equals Total Income                                             47,163.15

Less expenses for the past thirty days                           1,827.44
                                                            -------------
Equals net monthly income for yield calculation                 45,335.71
                                                            -------------
Average shares outstanding for 30 days                         880,785.76

Times the maximum Offering Price                                    11.02
                                                            -------------
Equals total dollars                                        $9,706,259.08
                                                            =============
Net monthly income divided by total dollars equals               0.004671

Add 1                                                            1.004671

Raise to the power of 6                                          1.028354

Subtract 1                                                       0.028354

Times 2                                                          0.056708

Expressed as a percentage equals the
   Standardized Yield for 30 day period                             5.67%
                                                            =============
Tax Rate                                                              28%

X 1 minus Tax Rate                                                    72%

Standardized Yield divided by X equals
   Tax Equivalent Yield for 30 day period                           7.88%
                                                            =============

--------
* The SEC standardized 30 day yield for Minnesota Municipal Bond--Class A would be 4.86% without voluntary reimbursement. The tax equivalent yield would be 6.75%